Exhibit 10.6

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is effective as of this 20th day of December 2013 (the “Effective Date”) by and between America Greener Technologies Corporation (the “Company”) and PAN Consultants Ltd. (the “Consultant”). (Together the Company and the Consultant may be referred to herein as the “Parties”, and individually as a “Party”.)

Whereas, the Company is a privately held operating entity and desires to effect a merger, acquisition or other form of business combination with a publicly held “shell” company (a “Business Combination”) and;

Whereas, the Consultant has expertise in conducting due diligence investigations of potential candidates for a Business Combination and therefore the Company has asked the Consultant to provide it with due diligence assistance and related administrative services in connection with a Business Combination, in exchange for the consideration, and in accordance with the terms and conditions, set forth in this Agreement,

Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

1. Term. The term of this Agreement shall begin on the Effective Date and shall be for a period of six (6) months thereafter, or until the Company consummates a Business Combination, whichever period is shorter (the “Term”).

2. Obligations. The Consultant hereby agrees to assist the Company in its efforts to give effect to a Business Combination by performing due diligence assistance and related administrative services regarding potential candidates for a Business Combination submitted by the Company from time to time during the Term. It is understood and agreed that there shall be no limit on the number of potential candidates to be investigated by the Consultant.

3. Consulting Fee. In consideration of the services to be provided by the Consultant pursuant to this Agreement, the Company agrees as follows:

A)	To pay the Consultant a fee (the “Consulting Fee”) of $ 100,000, payable in two (2) installments of $ 50,000 each, the first on January 2, 2014 and the second on February 1, 2014, via wire transfer to:

Bank:

ABA Routing Number:

Swift Code:

Account Name:

Account Number:

B)	Should the Company consummate a Business Combination during the Term, the Consultant and/or its assignee (an “Assignee”) shall be entitled to purchase, simultaneous with the closing of the Business Combination, a total of 1,500,000 shares of common stock or 7.88%, whichever is greater, of the combined entity at par value or $ .001 per share, whichever is less.

1

4. Expense Reimbursement. During the Term, the Company agrees to reimburse the Consultant for pre-approved ordinary, necessary and reasonable expenses incurred or expended by the Consultant in connection with the performance of its services under this Agreement, payable within ten (10) days after presentation by the Consultant of proper expense statements or vouchers, or such other supporting receipts and documentation as the Company may reasonably require.

5. Business Relationship. In furnishing services hereunder, the Consultant is acting as independent contractor in relation to the Company. Neither the Consultant on the one hand, nor the Company on the other hand, shall have the right to obligate or bind the other in any manner whatsoever or act in the name of the other, and nothing contained herein shall give, or is intended to give, any rights of any kind to any third person. The employees of one Party to this Agreement are not, shall not be deemed to be, and shall not hold themselves out as employees of the other Party to this Agreement. No agency, employment, partnership, joint venture, or other joint relationship is created by this Agreement.

6. Representations and Warranties. Each of the Parties hereby represents and warrants to the other the following: (i) each has full power and authority to execute this Agreement individually or on behalf of the entity he represents and to perform its obligations hereunder; (ii) this Agreement constitutes a valid and binding obligation of each, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy or insolvency laws or by equitable principles; (iii) each intends to be fully bound by the terms hereof; (iv) each has the unfettered right to enter into and perform this Agreement on the terms and subject to the conditions hereof; and (v) neither the execution and delivery of this Agreement nor the performance of any of the respective obligations hereunder constitute or will constitute a violation or breach of, or a default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which such Party is a party or by which such Party is bound.

7. Assignment. This Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and legal representatives of the Parties. The duties and obligations of the Consultant hereunder are personal and cannot be assigned, delegated or transferred without the express written consent of the Company. The Company’s rights, interests and obligations hereunder may not be assigned or transferred. The foregoing notwithstanding, the Consultant may, should it so desire, assign to an Assignee some or all of the shares to which it may become entitled pursuant to Section 3 herein.

2

  8. Notices. All notices or other communications to be made, given or furnished pursuant to or under this Agreement (each, a “Notice”) shall be in writing and shall be deemed given or furnished if addressed to the Party intended to receive the same at the address of such Party as set forth below (i) upon receipt when personally delivered at such address; (ii) four (4) business days after the same is deposited in the United States mail as first class registered or certified mail, return receipt requested, postage prepaid; (iii) one (1) business day following the date the Notice is sent via e-mail, provided that the sending Party receives electronic confirmation that delivery was successfully completed; or (iv) one (1) business day after the date of delivery of such Notice to a nationwide, reputable commercial courier service specifying next day delivery:

(a)	If to the Company:
America Greener Technologies Corporation
254 S. Mulberry Street, Suite 113
Mesa, AZ 85202
E Mail: m.boyko@americagreener.com

(b)	If to the Consultant:
PAN Consultants Ltd.
14 Prince Street, 3-E
New York, NY 10012
E Mail: p.niemetz@panconsultants.com

  9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

10. Enforceability. If any provision of this Agreement is found or declared by a court of competent jurisdiction to be void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect and the Parties shall endeavor in good faith to modify the void or unenforceable provision to carry out the original intent of the Parties in a legally enforceable manner.

11. Counterparts. This Agreement may be executed in counterparts, one by each Party, with the same effect as if all Parties hereto had signed the same document. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such Party forever waives any such defense.

In Witness Whereof the Parties have executed and entered into this Agreement as of the date first above written.

America Greener Technologies Corporation		PAN Consultants Ltd.

By:	/s/ Michael C Boyko	By:	/s/ Philippe Niemetz
	Michael C. Boyko, CEO		Philippe Niemetz, CEO
3